                                               Filed Pursuant to Rule 424(b)(2)
                                               Registration No. 333-59543

________________________________________________________________________________

PRICING SUPPLEMENT NO. 2 DATED NOVEMBER 30, 1998
(to Prospectus Supplement Dated November 12, 1998)
________________________________________________________________________________

                                FMC CORPORATION

                          Medium-Term Notes, Series B
                  Due More than Nine Months from Date of Issue

Notes represented by (mark applicable description)

              X   Global Note ____ Definitive Notes
            -----

          [If Notes are Floating Rate Notes, insert:]

          Principal Amount:       Issue Price:

          Original Issue Date:    Original Maturity Date:

          Index Currency:

          Specified Currency:
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [ ] No

          Authorized Denominations:
               (Applicable only if Specified Currency is other than
                U.S. Dollars)

          Base Rate:

          Interest Accrual Date:

          Interest Reset Period:    Interest Payment Period:

          Interest Reset Dates:
               (If other than as specified in the Prospectus
                Supplement)

                           MORGAN STANLEY DEAN WITTER

          Initial Interest Reset Date:

          Interest Payment Dates:
               (If other than as specified in the Prospectus
                Supplement)

          Initial Interest Rate:    Index Maturity:

          Maximum Interest Rate:    Minimum Interest Rate:

          Spread (+/-):             Spread Multiplier:

          Reporting Service:        Calculation Agent:

          Optional Redemption: [ ] Yes  [ ] No
               Initial Redemption Date:
               The Redemption Price shall initially be   % of the principal
               amount of the Note to be redeemed and shall decline at each
               anniversary of the Initial Redemption Date by   % of the
               principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment:  [ ] Yes  [ ] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes [ ] No
               Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [ ] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Discount Note:  [ ] Yes  [ ] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:

          [If Notes are Fixed Rate Notes, insert:]

         Principal Amount: $20,000,000    Issue Price: 100.00%*

         *Plus accrued interest, if any, from the date of issuance.

         Original Issue Date: 12/03/98  Original Maturity Date: 03/30/01

         Specified Currency:  U.S. Dollars
              (If other than U.S. Dollars, see attached)
         Option to Receive Payments in Specified Currency: [ ] Yes
                                                           [X] No

          Authorized Denominations: $1,000

          Interest Accrual Date:   December 3, 1998

          Interest Payment Dates:  March 30 and September 30,
                                   commencing March 30, 1999

          Interest Rate:  6.60%

          Optional Redemption:  [ ] Yes  [X] No
               Initial Redemption Date:
               The Redemption Price shall initially be   % of the principal
               amount of the Note to be redeemed and shall decline at each
               anniversary of the Initial Redemption Date by   % of the
               principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [X] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes  [X] No
               Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [X] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Original Issue Discount Note:  [ ] Yes  [X] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:


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